SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                November 6, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On November 6, 2003  registrant  issued a press  release  entitled "DII
Industries and Kellogg Brown & Root Extend Voting Deadline on Plan of Reorganization Until November 19, 2003."

         The text of the press release is as follows:

   DII Industries and Kellogg Brown & Root Extend Voting Deadline on Plan of
                     Reorganization Until November 19, 2003

HOUSTON, Texas -- Halliburton announced today that DII Industries, LLC and Kellogg Brown & Root and the asbestos claimants committee with which the companies have been negotiating a proposed asbestos and silica settlement are continuing to negotiate toward resolving remaining issues. These remaining issues include the fact that the cash required to fund the settlement may modestly exceed $2.775 billion. In order for the settlement to proceed, an agreement needs to be reached to either reduce the cash settlement payout amounts to $2.775 billion or increase the amount Halliburton and the filing subsidiaries would be willing to pay above $2.775 billion. There can be no assurance that such an agreement will be reached in order to allow the settlement to proceed.

Pending the resolution of these issues, the proposed debtor subsidiaries of the company are extending the solicitation period for the pre-packaged plan of reorganization until November 19, 2003 to allow time to resolve the issues. Once the remaining issues are resolved, the proposed debtor subsidiaries of the company will promptly prepare and circulate a supplement to the disclosure statement mailed in late September to known current claimants for the purpose of soliciting acceptances of a revised plan of reorganization. The deadline for submission of acceptances will be extended to allow sufficient time for receipt and review of the disclosure statement supplement. The additional time needed to solicit acceptances to the revised plan of reorganization will likely delay any Chapter 11 filing until sometime in December, assuming that the necessary acceptances are promptly received and the remaining product identification due diligence is timely provided.

Halliburton also announced that it has concluded negotiations with several banks and non-bank lenders on the terms of multiple credit facilities relating to the funding of the proposed settlement, and the definitive agreements have been signed. There are a number of conditions precedent that must be met before those facilities will be effective and available for use, one of which is the Chapter 11 filing for DII Industries, KBR and some of their subsidiaries.

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The credit facilities consist of:
         - a $700 million 3-year revolving credit facility for general working capital purposes;
         - a master letter of credit facility intended to ensure that existing letters of credit supporting the company's contracts remain in place during the filing; and
         - a $1.0 billion delayed-draw term facility to be available for cash funding of the trust for the benefit of claimants.

The delayed-draw term facility is intended to eliminate uncertainty in the capital markets concerning our ability to meet our funding requirement once final and non-appealable court confirmation of a plan of reorganization has been obtained.

Remaining conditions to a Chapter 11 filing by the affected Halliburton subsidiaries include availability and effectiveness of the definitive financing arrangements, approval of the plan of reorganization by required creditors, including at least 75% of known present asbestos claimants, and Halliburton board approval.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.


NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     November 6, 2003             By: /s/  Margaret E. Carriere
                                          -------------------------------------
                                                Margaret E. Carriere
                                                Vice President and Secretary